040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120856735-89
	Filing Date and Time 12/20/2012 3:32 PM
	Entity Number E0653232012-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: BRISTA CORP.

2. Registered Agent for Service of Process: (check only one box)

- [X] Commercial Registered Agent: INCORP SERVICES, INC. (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: | City: | Nevada | Zip Code:

Mailing Address (if different from street address): | City: | Nevada | Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: ANDREJS LEVASKOVICS
Street Address: 2360 CORPORATE CIRCLE - SUITE 400 | City: HENDERSON | State: NV | Zip Code: 89074-7722

2) Name:
Street Address: | City: | State: | Zip Code:

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: INCORP SERVICES, INC. — **X** INCORP SERVICES, INC. (**Incorporator Signature**)
Address: 2360 CORPORATE CIRCLE - SUITE 400 | City: HENDERSON | State: NV | Zip Code: 89074-7722

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. — 12/20/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.